As filed with the Securities and Exchange Commission on July 2, 2004.
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ____________________
                                 GPC BIOTECH AG
             (Exact name of Registrant as specified in its charter)

                Germany                                    04-3158193
    (State or other jurisdiction of                     (I.R.S. Employer
    incorporation or organization)                   Identification Number)

                              Fraunhoferstrasse 20
                       D-82152 Martinsried/Munich, Germany
                            Tel: 011 49 89 8565 2600
   (Address and telephone number of Registrant's principal executive offices)

                        2002 Incentive Stock Option Plan
                        2001 Incentive Stock Option Plan
                        2000 Incentive Stock Option Plan
                      1999 U.S. Incentive Stock Option Plan
                    1996 Mitotix, Inc. Equity Incentive Plan
     Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Second-Tier Domestic and Management of Foreign Affiliated
           Enterprises as well as for Consultants dated May 21, 2003 Convertible Bonds Terms and Conditions for Managers of the Company and
 Management Bodies and Managers of Second-Tier Domestic and Foreign Affiliated
           Enterprises as well as for Consultants dated June 11, 2002
                           (Full titles of the plans)

                               Brent Hatzis-Schoch
                         Vice President - Legal Affairs
                                GPC Biotech Inc.
                              101 College Road East
                           Princeton, New Jersey 08540
                               Tel: (609) 524-1000
            (Name, address and telephone number of agent for service)

                                   Copies to:
                           Doreen E. Lilienfeld, Esq.
                             Shearman & Sterling LLP
                                 Broadgate West
                                 9 Appold Street
                            London, England EC2A 2AP
                               +44 (0)20 7655 5942

======================================================================================================================
                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
=============================== =============== ========================= ============================ ===============
  Title of Securities to be      Amount to be       Proposed Maximum           Proposed Maximum          Amount of
        Registered (1)          Registered (2)     Offering Price Per      Aggregate Offering Price     Registration
                                                        Security                                            Fee
----------------------------------------------------------------------------------------------------------------------
------------------------------- --------------- ------------------------- ---------------------------- --------------
Ordinary Bearer Shares with no par value:
----------------------------------------------------------------------------------------------------------------------
------------------------------- --------------- ------------------------- ---------------------------- --------------
 2002 Incentive Stock Option       140,450             US$14.59(3)              US$ 2,049,109.32       US$  259.62
             Plan
                                   426,425             US$ 5.07(4)              US$ 2,166,966.02       US$  274.56
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------
 2001 Incentive Stock Option        12,605             US$14.59(5)              US$   183,901.91       US$   23.30
             Plan
                                   317,850             US$10.32(6)              US$ 3,284,540.23       US$  416.15
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------
 2000 Incentive Stock Option        2,700              US$14.59(7)              US$    39,391.92       US$    4.99
             Plan
                                  297,175              US$21.33(8)              US$ 6,337,296.10       US$  802.94
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------
  1999 U.S. Incentive Stock        32,000              US$ 7.85(9)              US$   251,330.18       US$   31.84
         Option Plan
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------
  1996 Mitotix, Inc. Equity        58,777              US$ 4.34(10)             US$   255,116.04       US$   32.32
        Incentive Plan
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------
 Convertible Bonds Terms and       56,074              US$ 6.03(11)             US$   338,146.86       US$   42.84
  Conditions for Managers of
  the Company and Management
    Bodies and Second-Tier
  Domestic and Management of
      Foreign Affiliated
  Enterprises as well as for
         Consultants
      dated May 21, 2003
------------------------------- --------------- ------------------------- ---------------------------- ---------------
----------------------------------------------------------------------------------------------------------------------

------------------------------- --------------- ------------------------- ---------------------------- ---------------
 Convertible Bonds Terms and       111,426            US$ 4.91(12)              US$   547,305.79       US$   69.34
  Conditions for Managers of
  the Company and Management
    Bodies and Managers of
   Second-Tier Domestic and )
      Foreign Affiliated
  Enterprises as well as for
         Consultants
     dated June 11, 2002
------------------------------- --------------- ------------------------- ---------------------------- --------------
----------------------------------------------------------------------------------------------------------------------
 Total Shares                    1,456,482            US$____                   US$15,453,134.38       US$1,957.91
------------------------------- --------------- ------------------------- ---------------------------- --------------
----------------------------------------------------------------------------------------------------------------------
 Total Interest Bearing            167,500            US$ 1.22(13)              US$   203,646.50       US$   25.80
 Convertible Bonds, nominal
 value(euro)1.00:
------------------------------- --------------- ------------------------- ---------------------------- --------------
----------------------------------------------------------------------------------------------------------------------
 Total number of Securities      1,623,982                                      US$15,656,780.88       US$1,983.71
 registered
======================================================================================================================



1. American depositary receipts evidencing American depositary shares issuable on deposit of the shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6 (Registration No. 333-116303).
2. The amount being registered also includes an indeterminate number of Ordinary Bearer Shares with no par value ("Shares") which may be offered as a result of any stock splits, stock dividends and anti-dilution provisions and other terms in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").
3. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 140,450 Shares available for future awards under the 2002 Incentive Stock Option Plan are estimated based on the Offering Price listed in the Registrant's Registration Statement on Form F-1, as filed with the Commission on July 1, 2004 (File No. 333-116303) pursuant to Rule 424(b) under the Securities Act (the "Registration Statement on Form F-1"). Such estimate is being utilized solely for the calculation of the registration fee.
4. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 426,425 Shares subject to outstanding awards under the 2002 Incentive Stock Option Plan are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
5. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 12,605 Shares available for future awards under the 2001 Incentive Stock Option Plan are estimated based on the Offering Price listed in the Registrant's Registration Statement on Form F-1. Such estimate is being utilized solely for the calculation of the registration fee.
6. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 317,850 Shares subject to outstanding awards under the 2001 Incentive Stock Option Plan are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
7. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 2,700 Shares available for future awards under the 2000 Incentive Stock Option Plan are estimated based on the Offering Price listed in the Registrant's Registration Statement on Form F-1. Such estimate is being utilized solely for the calculation of the registration fee.
8. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 297,175 Shares subject to outstanding awards under the 2000 Incentive Stock Option Plan are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
9. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 32,000 Shares subject to outstanding awards under the 1999 Incentive Stock Option Plan are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
10. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 58,777 Shares subject to outstanding awards under the 1996 Mitotix, Inc. 1996 Equity Incentive Plan are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
11. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 56,074 Shares subject to outstanding awards under the Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Managers of Second-Tier Domestic and Foreign Affiliated Enterprises as well as for Consultants dated May 21, 2003 (the "2003 Convertible Bond Program") are based on the exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
12. Pursuant to Rule 457(h) under the Securities Act the Proposed Maximum Offering Price Per Share and the Proposed Maximum Offering Price for 111,426 Shares subject to outstanding awards under the Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Managers of Second-Tier Domestic and Foreign Affiliated Enterprises as well as for Consultants dated June 11, 2002 (the "2002 Convertible Bond Program") are based on the weighted average exercise price, translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004.
13. Represents the aggregate face value in U.S. Dollars of interest bearing convertible bonds with a nominal value of (euro)1.00 (the "Convertible Bonds"), translated into U.S. dollars based on the noon buying rate of US$1.2158 per euro on July 1, 2004, of which 56,074 have been issued pursuant to the 2003 Convertible Bond Program and 111,426 have been issued pursuant to the 2002 Convertible Bond Program.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.   Plan Information.*


Item 2.   Registrant Information and Employee Plan Annual Information.*


-----------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                    Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference as of their respective dates in this Registration Statement:

          (a) The Registrant's Prospectus contained in the Registrant's Registration Statement on Form F-1, as filed with the Commission on July 1, 2004 (File No. 333-116303) pursuant to Rule 424(b) under the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed;

          (b)  (1)    the description of the Registrant's Shares set forth under the heading "Description of Share Capital" contained in the Registrant's Registration Statement on Form F-1, as filed with the Commission on July
     1, 2004 (File No. 333-116303);

               (2) the description of the Registrant's American Depositary Shares set forth under the heading "Description of American Depositary Receipts" contained in the Registrant's Registration Statement on Form F-1,
      as filed with the Commission on July 1, 2004 (File No. 333-116303); and

               (3) the description of the Registrant's American Depositary Shares contained in the form of Deposit Agreement (including the form of American Depositary Receipt) among the Company, the Bank of New York, as Depositary, and all owners of beneficial owners from time to time of ADRs issued thereunder, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form F-6, dated June 9, 2004 (File No. 333-116303).

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents.

          Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     I.   Shares

          The Shares are registered pursuant to Section 12(b) of the Exchange Act, and, therefore, the description with respect thereto is omitted.

     II.  Convertible Bonds

          On May 21, 2003, and on June 11, 2002, respectively, the Registrant's shareholders approved the implementation of the 2003 Convertible Bond Program and the 2002 Convertible Bond Program. Under these programs, members of the Registrant's management board (Vorstand) (the "Management Board"), members of the management bodies and other employees with management functions of the Registrant's affiliates and consultants are eligible to acquire the Registrant's Shares pursuant to convertible bonds, with a nominal value (euro) 1.00 per convertible bond ("Convertible Bonds"). The May 21, 2003 annual general meeting of the Registrant approved the creation of conditional capitals in the amount of up to (euro) 200,000, to cover the Convertible Bonds to be issued pursuant to the 2003 Convertible Bond Program, and the June 11, 2002 annual general meeting of the Registrant approved the creation of a conditional capital in the amount of up to (euro) 500,000 to cover the Convertible Bonds to be issued pursuant to the 2002 Convertible Bond Program, in each case subject to adjustment upon changes to the Registrant's capitalization. The Management Board, together with the Registrant's supervisory board (Aufsichtsrat) (the "Supervisory Board"), and, to the extent that the Management Board is concerned, the Supervisory Board alone, determines whether the Shares underlying the Convertible Bonds will be made available from these conditional capitals or from a program to repurchase the Registrant's Shares.

          The Management Board, and to the extent that the Management Board is concerned, the Supervisory Board, selects the eligible persons to whom Convertible Bonds will be offered and determines the amounts, vesting periods and other relevant terms (including acceleration provisions) of the Convertible Bonds.

          Convertible Bonds issued pursuant to the 2003 Convertible Bond Program and the 2002 Convertible Bond Program may be exercised by the bondholder, after expiry of the two-year waiting period from the date of issuance, to obtain one Share for each Convertible Bond upon payment of the conversion price and bear interest at 3.5 percent per annum starting from the date of issuance. The Convertible Bonds may be offered to the eligible persons for subscription within the last 15 working days of each calendar month. The time to maturity of the Convertible Bonds is ten years from the date of issuance, after which the Convertible Bonds lapse without compensation to the bondholder (other than repayment of the nominal amount of the Convertible Bond plus accrued interest). Convertible Bonds are generally not transferable during the life of the bondholder, except to a credit institution specified by the Registrant following the expiration of the two-year waiting period or of the cancellation period described below.

          Under the 2003 Convertible Bond Program and the 2002 Convertible Bond Program, Shares issued upon exercise of a Convertible Bond --provided that they are issued before the beginning of the Registrant's annual general meeting that resolves on the allocation of retained earnings --are entitled to dividends from the beginning of the previous fiscal year. In the event that the Shares are issued after the Registrant's general meeting, such Shares are entitled to dividends in the fiscal year in which they were issued.

          Convertible Bonds issued under the 2003 Convertible Bond Program and the 2002 Convertible Bond Program generally vest and become uncancellable in one-quarter installments on each of the first four anniversaries of the date of issuance. A Convertible Bond may not be exercised until the occurrence of each of the following events: (i) satisfaction of a two-year waiting requirement (measured from the date of issuance); (ii) vesting; and (iii) the achievement of a share price performance goal on the date of exercise. With respect to Convertible Bonds issued pursuant to the 2003 Convertible Bond Program, the price of the Registrant's Shares on the Frankfurt Stock Exchange on the date of exercise must exceed the share price on May 21, 2003 by 100 percent. With respect to Convertible Bonds issued pursuant to the 2002 Convertible Bond Program, the price of the Registrant's Shares on the Frankfurt Stock Exchange must exceed the exercise price of the Convertible Bonds on five successive trading days within one month prior to exercise by a certain percentage (which percentage is ten percent for the first year after the expiration of the two-year waiting period and is increased by five percent for each year thereafter). In addition, pursuant to the 2003 Convertible Bond Program and the 2002 Convertible Bond Program, a Convertible Bond may only be exercised within a period of six weeks after publication of the Registrant's quarterly reports or annual financial statement, and may not be exercised during a subscription rights offering by the Registrant and during the period from December 24 to December 31 of each calendar year. Notwithstanding the foregoing, Convertible Bonds may not be exercised following the expiration of their respective terms, which under the plans cannot exceed ten years from the date of grant. The Convertible Bonds are generally not transferable during the life of the bondholder, but are inheritable upon the death of the bondholder.

          In the event of the termination of service of a bondholder, the unvested portion of a Convertible Bond may be cancelled without compensation (other than repayment of the nominal amount of the Convertible Bond plus accrued interest), and the vested portion is generally cancelled 12 months after the termination of service. In addition, the Registrant has the right to cancel a bondholder's Convertible Bonds in the event insolvency proceedings are instituted against the assets of such bondholder or the Convertible Bonds are attached by a creditor of such bondholder for more than six months. A bondholder may cancel his or her Convertible Bonds with three months' notice at the end of a quarter.

          In the event of the Registrant's merger with and into another company, the Registrant's reorganization, a change in the nominal value of the Shares or similar changes to the Registrant's capitalization or corporate structure, the Convertible Bonds will be replaced by the right to purchase, at the base price, an equivalent number, respectively, of Shares, equity interests or other interests in the Registrant or the successor corporation, the value of which corresponds to the market value of the Shares on the date on which such event occurred.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          We provide customary liability insurance for our directors and officers. Our Articles of Association do not provide for any indemnification of members of our Supervisory Board and our Management Board for any liabilities they may incur.


Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8.   Exhibits.

          See Exhibit Index.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    Part III



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munich, Germany on July 2, 2004.



                                 GPC BIOTECH AG

                                 By:      /s/ Bernd R. Seizinger
                                          --------------------------------------
                                 Name:    Bernd R. Seizinger
                                 Title:   President and Chief Executive Officer


                                 By:      /s/ Mirko Scherer
                                          --------------------------------------
                                 Name:    Mirko Scherer
                                 Title:   Senior Vice President and Chief
                                          Financial Officer

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS that each person whose signature below hereby constitutes and appoints Brent Hatzis-Schoch as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, including post-effective amendments or any supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                            Title                              Date

/s/ Bernd R. Seizinger, M.D., Ph.D. Member of Management Board-- July 2, 2004 ----------------------------------- President and Chief Executive
Bernd R. Seizinger, M.D., Ph.D.      (principal executive officer)


/s/ Elmar Maier, Ph.D.               Member of Management Board--  July 2, 2004
-----------------------------------  Senior Vice President and
Elmar Maier, Ph.D.                   Chief Operating Officer


/s/ Mirko Scherer, Ph.D.             Member of Management Board--  July 2, 2004
-----------------------------------  Senior Vice President and
Mirko Scherer, Ph.D.                 Chief Financial Officer
                                     (principal financial and
                                     accounting officer)


/s/ Sebastian Meier-Ewert, Ph.D.     Member of Management Board--  July 2, 2004
-----------------------------------  Senior Vice President,
Sebastian Meier-Ewert, Ph.D.         Chief Scientific Officer and
                                     Chief Operating Officer


/s/ Jurgen Drews, M.D., Ph.D.        Chairman of Supervisory       July 2, 2004
----------------------------------   Board
Jurgen Drews, M.D., Ph.D.


/s/ Michael Lytton, J.D.             Vice Chairman of Supervisory  July 2, 2004
----------------------------------   Board
Michael Lytton, J.D.


/s/ Metin Colpan, Ph.D.              Member of Supervisory Board   July 2, 2004
----------------------------------
Metin Colpan, Ph.D.

/s/ Prabhavathi B. Fernandes, Ph.D.  Member of Supervisory Board   July 2, 2004
-----------------------------------
Prabhavathi B. Fernandes, Ph.D.


/s/ Peter Preuss                     Member of Supervisory Board   July 2, 2004
-----------------------------------
Peter Preuss


/s/ Brent Hatzis-Schoch              Authorized U.S.               July 2, 2004
-----------------------------------  Representative
Brent Hatzis-Schoch
Vice President - Legal Affairs

                                  EXHIBIT INDEX


Exhibit No.                   Description of Document

4.1 Articles of Association of the Registrant (English translation) (incorporated by reference to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004).

4.2 Form of Depositary Agreement between GPC Biotech and The Bank of New York, as depositary, for holders from time to time of American Depositary Receipts issued thereunder, including the form of American Depositary Receipt (incorporated by reference to Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004)).

4.3                 2002 Incentive Stock Option Plan (previously filed as
                    Exhibit 10.27 to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004) and incorporated herein by reference).

4.4                 2001 Incentive Stock Option Plan (previously filed as
                    Exhibit 10.28 to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004) and incorporated herein by reference).

4.5                 2000 Incentive Stock Option Plan (previously filed as
                    Exhibit 10.29 to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004) and incorporated herein by reference).

4.6                 1999 U.S. Incentive Stock Option Plan (previously filed as
                    Exhibit 10.30 to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004) and incorporated herein by reference).

*4.7                1996 Mitotix, Inc. Equity Incentive Plan.

4.8 Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Second-Tier Domestic and Management of Foreign Affiliated Enterprises as well as for Consultants dated May 21, 2003 (previously filed as Exhibit
                    10.31 to the Registrant's Registration Statement on Form F-1 (File No. 333-116303, filed with the Commission on June 9, 2004) and incorporated herein by reference).

*4.9 Convertible Bonds Terms and Conditions for Managers of the Company and Management Bodies and Managers of Second-Tier Domestic and Foreign Affiliated Enterprises as well as for Consultants dated June 11, 2002.

*5.1 Opinion of Shearman & Sterling LLP as to the validity of the Shares to be issued pursuant to the Plans.

*23.1               Consent of Ernst & Young AG, Independent Accountants.

*23.2               Consent of Shearman & Sterling LLP (included in Exhibit
                    5.1).

*24                 Power of Attorney (included on signature page).


---------------------------
         * Filed herewith.